Exhibit 32

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Hampden Bancorp, Inc. (the “Company”) certifies that the annual report on Form 10-K of the Company for the year ended June 30, 2010 (the "Form 10-K") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 7, 2010	/s/ Thomas R. Burton Thomas R. Burton President, Chief Executive Officer

Date: September 7, 2010	/s/ Robert A. Massey Robert A. Massey Senior Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.